UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2024
Paramount Global
(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway
New York,	New York	10036
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 258-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	PARAA	The Nasdaq Stock Market LLC
Class B Common Stock, $0.001 par value	PARA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 4, 2024, the Board of Directors of Paramount Global (“Paramount” or the “Company”) approved an amendment and restatement of Paramount’s bylaws (as amended and restated, the “Bylaws”). The amendments primarily remove provisions that, by their terms, were effective only until the second anniversary of the 2019 merger of Viacom Inc. with and into the Company and expired in 2021. The amendments are consistent with the amendments to the Company’s Certificate of Incorporation that were approved at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”), as disclosed in Item 5.07 below.

The foregoing description of the Bylaws is subject to, and qualified in its entirety by reference to, the full text of the Bylaws, which are attached hereto as Exhibit 3.1 (marked against the prior version) and are incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the items presented at the Annual Meeting, as certified by the Company’s independent inspector of election, are set forth below. Each of the directors nominated pursuant to Item 1, as well as Item 2, Item 3 and Item 4, received the affirmative vote of the holders of a majority of the aggregate voting power of the Paramount Class A Common Stock present (whether in person or by proxy) and entitled to vote at the Annual Meeting, and was therefore approved pursuant to the Company’s bylaws. Item 5 and Item 6 did not receive the affirmative vote of the holders of a majority of the aggregate voting power of the Paramount Class A Common Stock present (whether in person or by proxy) and entitled to vote at the Annual Meeting, and were therefore not approved pursuant to the Company’s bylaws. A total of 39,138,999 shares of Class A Common Stock, representing approximately 96.16% of the Class A shares outstanding on the record date, were represented at the Annual Meeting.

1.	Election of Directors:
		For	Against	Abstentions	Broker Non-Votes
	Barbara M. Byrne	32,903,005	265,151	4,561,871	1,408,972
	Linda M. Griego	32,455,026	714,958	4,560,043	1,408,972
	Judith A. McHale	32,403,778	767,158	4,559,091	1,408,972
	Charles E. Phillips, Jr.	32,393,050	777,419	4,559,558	1,408,972
	Shari E. Redstone	32,261,801	905,254	4,562,972	1,408,972
	Susan Schuman	32,385,655	785,311	4,559,061	1,408,972

2.	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2024:

	For	Against	Abstentions
	38,626,893	498,872	13,234

3.	Amendment and restatement of the Company’s 2009 Long-Term Incentive Plan:

	For	Against	Abstentions	Broker Non-Votes
	32,932,273	4,767,390	30,364	1,408,972

4.	Amendment and restatement of the Company’s Certificate of Incorporation:

	For	Against	Abstentions	Broker Non-Votes
	32,360,353	5,337,198	32,476	1,408,972

5.	Stockholder proposal requesting that our Board of Directors take steps to adopt a policy to require stockholder approval of certain “golden parachute” compensation packages:

	For	Against	Abstentions	Broker Non-Votes
	930,910	32,232,749	4,566,368	1,408,972

6.	Stockholder proposal requesting that the Company prepare and disclose a “transparency report” regarding its use of artificial intelligence:

	For	Against	Abstentions	Broker Non-Votes
	804,903	32,334,742	4,590,382	1,408,972

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Bylaws, effective as of June 4, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GLOBAL

By:	/s/ Christa A. D’Alimonte
	Name:	Christa A. D’Alimonte
	Title:	Executive Vice President,
General Counsel and Secretary

Date: June 7, 2024